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                                                                    Exhibit 21.1

                             List of Subsidiaries
                             --------------------


Name                                State or Other Jurisdiction of Incorporation
----                                --------------------------------------------

NCRIC, Inc.....................     District of Columbia

National Capital Insurance
Brokerage, Ltd.................     District of Columbia

NCRIC Insurance Agency, Inc....     District of Columbia

Commonwealth Medical
Liability Insurance Company....     Virginia

NCRIC MSO, Inc.................     Delaware

NCRIC Physicians Organization,
Inc............................     District of Columbia